Exhibit 10.17

UNIVERSAL AMERICAN

FINANCIAL CORP.

INTEROFFICE MEMORANDUM

TO:	JASON ISRAEL
FROM:	RICHARD A. BARASCH
DATE:	JUNE 17, 2002

SUBJECT:	JASON ISRAEL
EMPLOYMENT OFFER

Jason, I am delighted that you have decided to join our team.

Following is a summary of what we discussed. Please review and let me know if this is correct and, if so, we will put it in a formal letter.

1)              Title: Chief Operating Officer, CHCS Services, Inc.

2)              Duties: Part of senior management team of UHCO, manage the operations of the TPA, UHCO corporate administrative responsibilities.

3)              Salary: $260,000 per annum, paid bi-weekly

4)              Bonus:

a.               Target Bonus: 50% of salary.

b.              Guaranteed minimum bonus for 2002 of $20,000.

c.               Target is based 70% on company hitting its earnings goats, 30% on individual performance.

d.              Bonus cycle is 1/1 to 12/31 of each year; bonus determined in March and paid in April of subsequent year, after numbers are finalized.

e.               Bonus paid 70% in cash, 30% in UHCO stock based on price prior to year-end earnings release

5)              Participation in Senior Equity Plan: an additional $500,000 of equity based compensation will be awarded to senior management based on company performance, in a plan being worked out currently. You will be a part of this plan with an expectation of $60 to 90K of value (prorated for 2002).

6)              Initial Option Grant: 60,000 options, 15,000 to vest immediately, 15,000 on each of the next three anniversaries of your start date. Options may be granted in future years.

7)              $500/ month car allowance

8)              Normal benefits

9)              Vacation: 4 weeks per year, “use it or lose it” in each year.

10)        For as long as needed, you will agree to spend as much time as is needed in Pensacola; an appropriate apartment will be provided for your use, plus your travel, plus travel for your wife as appropriate.

11)        Severance: If UHCO is sold, and you are not offered an appropriate job by new owner, you will get one year severance in salary. Otherwise,

a.               For the first 6 months, severance will be 6 months salary

b.              Thereafter, one year.

12)        If it is decided that you should move to Pensacola, we will pay for a standard moving package.